UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	March 2, 2020 (February 28, 2020)

Bank First Corporation

(Exact name of registrant as specified in its charter)

Wisconsin 001-38676 39-1435359

(State or other jurisdiction (Commission (IRS Employer

of incorporation) File Number) Identification No.)

402 North 8th Street, Manitowoc, WI 54220

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code	(920) 652-3100

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BFC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for company with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01	Other Events.

Bank First Corporation and its banking subsidiary, Bank First, N.A. recently received approvals from all required regulatory agencies to merge with Tomah Bancshares, Inc. and its banking subsidiary, Timberwood Bank. Tomah Bancshares, Inc. will seek approval of the merger from its shareholders at a special meeting to be held on April 24, 2020. Subject to that approval, the merger of the two institutions is expected to close on May 15, 2020. The systems conversion is anticipated to occur that weekend, and Timberwood Bank will open as Bank First on Monday, May 18, 2020. A copy of the press release is attached as Exhibit 99.1 to this Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit
Number	Description of Exhibit

99.1	Press Release, dated February 28, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANK FIRST CORPORATION

Date:	March 2, 2020	By:	/s/ Kevin M. LeMahieu
Kevin M. LeMahieu
Chief Financial Officer